CAN_DMS: \1001204136 THE TRANSFER, SALE AND ASSIGNMENT OF THIS NOTE ARE SUBJECT TO RESTRICTIONS. NO TRANSFER, SALE OR ASSIGNMENT OF THIS NOTE SHALL BE EFFECTIVE UNLESS MADE IN COMPLIANCE WITH THE PROVISIONS HEREOF. SECURED PROMISSORY NOTE $6,000,000.00 FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, BIRD RIDES, INC., a Delaware corporation ("Acquiror"), hereby unconditionally promises to pay to the order of TIER MOBILITY SE, a company incorporated in Germany with registered number HRB 236551 B (the "Seller" and together with Acquiror, the "parties" and each a "party"), the principal amount of $6,000,000.00, as reduced from time to time by repayment of any Repayment Amount or optional prepayment of principal amount and increased or reduced subject to Section 1.03(c) of the Stock Purchase Agreement (the "Unpaid Balance"), together with all accrued interest thereon, as provided in this Secured Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, this "Note"). 1. Definitions and Interpretation. 1.1 Defined Terms. Capitalized terms used herein shall have the meanings set forth in the Stock Purchase Agreement or in this Section 1 (and in case of any conflict, the Stock Purchase Agreement shall govern). "Business Day" means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in New York, NY, San Francisco, California or Berlin, Germany. “Change of Control” means the occurrence of any of the following: (a) Parent ceases to own, directly or indirectly, at least sixty percent (60%) of the issued and outstanding equity interests of the Acquiror; (b) Acquiror ceases to own, directly or indirectly, at least sixty percent (60%) of the issued and outstanding equity interests of the Company; or (c) (i) any Person (other than a Permitted Holder) or (ii) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)), become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Exchange Act), directly or indirectly, of equity Interests representing more than forty percent (40%) of the aggregate ordinary Voting Stock of Parent and the percentage of aggregate ordinary Voting Stock so held is greater than the percentage of the aggregate ordinary Voting Stock represented by the Equity Interests of Parent beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless, in the case of this clause (2), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Parent. Execution Version

2 provided, however, that if (a) Acquiror and/or Parent assigns the Stock Purchase Agreement or any of their respective rights, interests or obligations thereunder, in connection with a merger, acquisition, sale of all or substantially all of their assets or other change in control transaction or (b) Acquiror or Parent assigns its rights and delegates its obligations under the Stock Purchase agreement to an Affiliate of Acquiror or Parent, a “Change of Control” shall not occur as long as Acquiror remains ultimately liable for all of Acquiror’s obligations hereunder, in each case, in accordance with Section 8.05 of the Stock Purchase Agreement. “Collateral” has the meaning given in the Security Agreement. “Convertible Note Purchase Agreement” means the note purchase agreement dated as of December 30, 2022, by and among Parent, as issuer, the purchasers from time to time party thereto, and U.S. Bank National Association, as collateral agent, as amended by a first amendment dated March 17, 2022 and a second amendment dated as of September 19, 2023, and as further amended, supplemented, restated or replaced from time to time. “Convertible Notes” means the secured convertible notes issued by Parent from time to time under the Convertible Note Purchase Agreement. "Equity Interest" of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing. "Event of Default" has the meaning set forth in Section 7. "Maturity Date" means the earlier of (a) April 24, 2024, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 8. "Municipality Licenses" means any Existing License (as defined in the Security Agreement) or New License (as defined in the Security Agreement). "Note" has the meaning set forth in the introductory paragraph. "Other Debt" means all principal of, premium (if any), interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (i) indebtedness for borrowed money of Parent or any of its Subsidiaries (including, without limitation, guarantees and other contingent obligations with respect to indebtedness for borrowed money) of the type typically held by commercial banks, investment banks, insurance companies and other recognized lending institutions, entities and funds, whether now outstanding or hereafter created, incurred, assumed or guaranteed, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, of the type typically held by

3 commercial banks, investment banks, insurance companies and other recognized lending institutions or entities, whether now outstanding or hereafter created, incurred, assumed or guaranteed (together with renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in (i) or (ii) above). "Parent" means Bird Global Inc., a Delaware corporation. "Parties" has the meaning set forth in the introductory paragraph. “Permitted Holders” means (i) each of the persons owning Voting Stock of the Parent or any of the Convertible Notes on the date hereof, (ii) each of the Persons owning Voting Stock of Bird Canada Inc. as of December 19, 2022, and (iii) those individuals acting from time to time as officers, directors, managers, employees or members, or in any similar capacity, for any entity referred to in clause (i) above, together with, in the case of clause (iii), any entities owned or controlled by any such individuals, independently or together with one or more entities referred to above. "Repayment Amount" means the principal amount of this Note to be repaid on each Repayment Date, being (i) $3,000,000.00 on October 19, 2023, (ii) $2,000,000.00 on December 31, 2023, and (iii) $1,000,000.00 on April 24, 2024, in each case, together with accrued and unpaid interest on such principal amount. Any increase or decrease in the principal amount of this Note upon the final determination of the Adjustment Amount pursuant to Section 1.03(c) of the Stock Purchase Agreement shall be allocated ratably to increase or reduce (as the case may be) the amounts payable pursuant to clauses (ii) and (iii) of this definition. "Repayment Date" means each date on which a Repayment Amount is to be repaid to the Seller, being (i) October 19, 2023, (ii) December 31, 2023, and (iii) April 24, 2024. "Security Agreement" means the Limited Recourse Guarantee and Security Agreement, dated as of the date hereof, by and between the Company and Seller, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms. "Seller" has the meaning set forth in the introductory paragraph. "Senior Loan Agreement" means that certain Amended and Restated Loan Agreement, dated as of September 19, 2023 by and among Bird Global, Inc., as parent, the Acquiror, as borrower, Bird US Holdco, LLC, as holdco guarantor and MidCap Financial Trust, as administrative agent, and the lenders from time to time party thereto, as lenders, as amended, supplemented, restated or replaced from time to time. "Stock Purchase Agreement" means the stock purchase agreement, dated as of the date hereof, by and among the Acquiror, the Seller, the Parent, and the Company, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms. "Unpaid Balance" has the meaning set forth in the introductory paragraph.

4 “Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances. 1.2 VTB Note. This Note is the “VTB Note” as defined in the Stock Purchase Agreement, and issued pursuant to Section 1.02(b) of the Stock Purchase Agreement in order to evidence loans deemed to have been extended by the Seller in the aggregate principal amount of $6,000,000 (subject to adjustment pursuant to Section 1.03(c) of the Stock Purchase Agreement) for purposes of financing, in part, the acquisition of all of the issued and outstanding shares of the Company. Upon the final determination of the Adjustment Amount pursuant to Section 1.03(c) of the Stock Purchase Agreement, the aggregate principal amount of this Note shall be deemed to be increased or decreased (as the case may be) by such Adjustment Amount. 2. Final Payment Date; Optional Prepayments. 2.1 Repayment. Subject to Section 2.2, Acquiror shall repay to the Seller the amount of each Repayment Amount on each Repayment Date. 2.2 Final Payment Date. The aggregate Unpaid Balance, together with all accrued and unpaid interest under this Note shall be due and payable on the Maturity Date. 2.3 Optional Prepayment. Acquiror may prepay the Unpaid Balance in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed. 3. Security Agreement. Acquiror’s payment and performance of its obligations hereunder is secured by a security interest in the Collateral. 4. Interest. 4.1 Interest Rate. Except as otherwise provided herein, the outstanding Unpaid Balance hereunder shall bear interest at the rate of 8.0% per annum from the date hereof until the Unpaid Balance is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, the interest rate shall increase by an additional 5.0% per annum. 4.2 Interest Payments. Interest shall be payable to the Seller in arrears in respect of each Repayment Amount on the applicable Repayment Date. 4.3 Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Unpaid Balance from the date hereof and shall not accrue on the Unpaid Balance on the day on which it is paid. 4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Unpaid Balance shall exceed the maximum rate of interest permitted to be charged by the Seller to Acquiror under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law/that portion of each sum paid attributable to that portion of such

5 interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal. 5. Payment Mechanics. 5.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM Eastern Time on the date on which such payment is due by wire transfer of immediately available funds to the Seller's account at a bank specified by the Seller in writing to Acquiror from time to time. 5.2 Application of Payments. All payments made hereunder shall be applied first, to the payment of all costs and expenses incurred by the Seller in connection with the collection in respect of this Note following the occurrence and during the continuation of any Event of Default, including, without limitation, all court costs and fees and expenses of its agents and legal counsel and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder, second to accrued interest and third to the payment of the Unpaid Balance. 5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note. 6. Representations and Warranties. Acquiror hereby represents and warrants to the Seller that on and as of the date hereof: 6.1 Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware. 6.2 Except as would not have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Note, (i) Acquiror has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and (ii) Acquiror is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which it operates. 6.3 Acquiror has all requisite corporate power and authority to enter into this Note and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Note, the performance by Acquiror of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Acquiror. 6.4 This Note has been duly executed and delivered by Acquiror and constitutes valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting the rights of creditors generally and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.

6 6.5 There is no pending or threatened legal proceeding affecting Acquiror which could adversely affect the legality, validity or enforceability of this Note. 6.6 The execution and delivery by Acquiror of this Note, the performance by Acquiror of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not Conflict with (a) any provision of the organizational documents of Acquiror, (b) any material Contract to which Parent or Acquiror is a party or by which any of its or their properties or assets (whether tangible or intangible) are bound, or (c) any Legal Requirement applicable to Acquiror or any of its properties or assets (whether tangible or intangible) except, in the case of clauses (b) or (c), for any such Conflict that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Acquiror to consummate the transactions contemplated by this Note. 6.7 The execution, delivery and performance by Acquiror of this Note require no action by or in respect of, or filing with, any Governmental Entity, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws or the regulations of any national securities exchange and (b) any actions or filings the absence of which would not be reasonably expected to prevent or materially impair the ability of Acquiror to consummate the transactions contemplated by this Note. 6.8 Acquiror is not entering the transactions contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors. 7. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder: 7.1 Failure to Pay. Acquiror fails to pay any principal amount or interest hereunder when due (other than as a result of any failure or delay resulting from technical issues in relation to a wire or electronic funds transfer that is not attributable to Acquiror). 7.2 Bankruptcy. The Parent or the Acquiror commences or consents to, or has commenced against it, any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or Parent or the Acquiror makes a general assignment for the benefit of its creditors. 7.3 Breach of Representations and Warranties. Any representation or warranty made by Acquiror herein shall have failed to be true and correct in all material respects and, if capable of cure, has not been cured within 15 days following the receipt of written notice of such failure from the Seller to Acquiror. 7.4 Actual or Asserted Invalidity. Any material provision of this Note or the Security Agreement shall cease to be, or is asserted by Acquiror not to be, in full force and effect or shall be declared null or void or otherwise unenforceable in whole or in part.

7 7.5 Breach of Covenants. (a) (i) The Acquiror defaults in the performance of any covenant contained in this Note and such covenant remains uncured for a period of 15 days following the receipt of written notice of such default from the Seller to Acquiror, or (ii) the Company defaults in the performance of any covenant contained in the Security Agreement and such covenant remains uncured for a period of 15 days following the receipt of written notice of such default from the Seller to Acquiror. (b) Parent, the Acquiror or the Company is finally judicially determined to be in breach of, or default in connection with, any of their respective material indemnification obligations under Article VII of the Stock Purchase Agreement or any of their covenants or agreements made in the Stock Purchase Agreement that contain material payment obligations. 7.6 Change of Control. A Change of Control occurs. 7.7 Credit Documents. Any Other Debt of Parent or Acquiror with an aggregate outstanding principal amount in excess of $1,000,000 is accelerated or declared to be or otherwise becomes due and payable prior to its specified maturity as a result of the occurrence of an event of default (however described) and notice of such acceleration or due payment is not subsequently withdrawn. 7.8 Municipality License. Acquiror or its applicable Subsidiary, including the Company, is in breach of any material obligation, or a material default by Acquiror or its applicable Subsidiary has occurred and is continuing, under any Municipality License and such breach or default would reasonably be expected to materially adversely affect the value of the Collateral taken as a whole or Seller’s security interest in such Collateral taken as a whole. 8. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Seller may at its option, by written notice to Acquiror (a) declare the entire Unpaid Balance, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under the Security Agreement or applicable law; provided, however that, if an Event of Default described in Section 7 shall occur, the entire amount of the remaining principal of and accrued interest on the Unpaid Balance shall become immediately due and payable without any notice, declaration, or other act on the part of the Seller. 9. Covenants. 9.1 Promptly upon becoming aware that an Event of Default has occurred, Acquiror shall notify the Seller in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default. 9.2 Upon the determination of the Adjustment Amount pursuant to Section 1.03(c) of the Stock Purchase Agreement, Acquiror and Seller shall promptly execute and deliver an amendment to this Note solely amending the principal amount to reflect an increase or decrease (as the case may be) of the principal amount of this Note pursuant to Section 1.03(c) of the Stock Purchase Agreement.

8 9.3 Acquiror shall not agree, consent, permit or otherwise undertake to amend or otherwise modify the terms or provisions of its Organizational Documents in a manner that would materially adversely affect Acquiror’s ability to satisfy its obligations under this Note. 9.4 Acquiror shall not, and shall not permit Parent to, make any payment with respect to any Other Debt with an aggregate outstanding principal amount in excess of $1,000,000, except that the foregoing shall not restrict the ability of Parent or Acquiror to make any payment required in connection with the Senior Loan Agreement or the Convertible Note Purchase Agreement or Convertible Notes, in each case in accordance with the terms thereof. 9.5 Except as would not materially adversely affect the value of the Collateral, taken as a whole, Acquiror shall and shall cause Company to (i) renew any and all terminated and/or expired Municipality Licenses, (ii) maintain each Municipality License in full force and effect, (iii) seek to enforce the material terms of each Municipality License in accordance with its terms, (iii) at all times operate and maintain their businesses, or cause their businesses to be operated and maintained in a manner consistent with the terms and requirements of each Municipality License, as applicable, and (iv) promptly notify the Seller of any material breach under each Municipality License, except in each case of (i) to (iv) to the extent the Acquiror has determined that such Municipality License is no longer useful or necessary for purposes of the business of the Acquiror and its Subsidiaries. 9.6 Acquiror shall not cancel or terminate Municipality Licenses (including by way of assignment of its rights thereunder) or consent to or accept any cancellation or termination thereof, except with respect to the Municipality Licenses set forth on Schedule 1 hereto. 9.7 Each party hereto, at the reasonable request of another party hereto, shall do and perform such other acts and things, as may be reasonably necessary for purposes of effecting the consummation of the transactions contemplated by this Note. 9.8 Except as would not materially adversely affect the value of the Collateral, taken as a whole, Acquiror shall not, and shall not permit the Company to directly or indirectly amend, modify or change in any manner any material term or condition of any Municipality License or give any consent, waiver or approval thereunder in respect of any material term or condition or waive any default under or breach of any material term or condition of any Municipality License, except in each case to the extent the Acquiror has determined that such amendment, modification, change, consent, waiver or approval is useful or necessary for purposes of the business of the Acquiror and its Subsidiaries. 9.9 Acquiror shall, and shall cause the Company to, deliver promptly (and in any event with five (5) Business Days) upon receipt thereof, copies of all notices, requests and other documents received by Acquiror or the Company under or pursuant to any Municipality License regarding or related to any material breach or default under or pursuant to any Municipality License, in each case, to the extent that such breach or default would be expected to materially adversely affect the value of the Collateral, taken as a whole. 10. Miscellaneous.

9 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given in accordance with Section 8.01 of the Stock Purchase Agreement. 10.2 Expenses. Except as expressly set forth in the Stock Purchase Agreement, all costs and expenses incurred in connection with the negotiation and preparation of this Note shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, Acquiror unconditionally and irrevocably agrees to pay upon demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses of counsel for the Seller) paid or incurred by the Seller following the occurrence of an Event of Default which is continuing, in collecting any amounts due hereunder or enforcing the terms of this Note. 10.3 Governing Law; Service of Process. All matters relating to the interpretation, construction, validity and enforcement of this Note will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. The parties hereby irrevocably submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) over all claims, disputes or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Note or the negotiation, execution or performance of this Note (including any claim, dispute or cause of action, whether in contract or tort or otherwise, based upon, arising out of or related to any representation or warranty made in or in connection with this Note, or as an inducement to enter into this Note) and each party hereby irrevocably agrees that all suits, actions and proceedings in respect of any such claim, dispute or cause of action, or any suit, action or proceeding related thereto (whether in contract or tort or otherwise) shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court or any defense of inconvenient forum for the maintenance of any such suit, action or proceeding. Each of the parties agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law. Each of the parties hereby consents to process being served by any party to this Note in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 10.1. The consents to jurisdiction and service of process set forth in this Section shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any Person other than the parties hereto. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

10 10.4 Entire Agreement. This Note, the Security Agreement, the Stock Purchase Agreement and the other Transaction Agreements, including the Disclosure Schedules and all the exhibits attached hereto and thereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. 10.5 Conflicts. This Note and the Security Agreement are made subject to and in accordance with the terms of the Stock Purchase Agreement. In the event of any conflict or inconsistency between the terms of this Note or the Stock Purchase Agreement and the terms of the Stock Purchase Agreement, terms of the Stock Purchase Agreement shall prevail. 10.6 Existing Breach or Default. The parties acknowledge that (i) no breach of the representation and warranty in Section 6.7, no Event of Default under Section 7.8 and no obligation to give notice under Section 9.5(iv) shall arise as a result of or in connection with any breach or default under a Municipality License, or any failure to make a filing, obtain consent or give notice in respect of any such breach or default, to the extent such breach or default arose prior to Closing or upon Closing as a result of the change of control of the Company or the granting of security under the Security Agreement. 10.7 Successors and Assigns. Neither this Note nor any of the rights, interests or obligations under this Note may be sold, assigned, transferred, delegated or otherwise disposed of, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void, except that, this Note may be assigned in accordance with the terms of the Stock Purchase Agreement upon and together with any valid assignment of the Stock Purchase Agreement made by a party in accordance with the terms of the Stock Purchase Agreement. 10.8 Waiver of Notice. Acquiror hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder. 10.9 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. 10.10 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof. 10.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Seller, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

11 10.12 Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 10.13 Setoff. All payments to be made hereunder by Acquiror to the Seller shall be made without offset, setoff or other deduction of any kind, except pursuant to the Stock Purchase Agreement or the other Transaction Agreements. 10.14 Replacement of Note. Upon receipt by Acquiror from the Seller of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender and cancellation thereof, Acquiror shall, at its own expense, execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Secured Promissory Note] CAN_DMS: \1001204136 IN WITNESS WHEREOF, Acquiror and the Seller have executed this Note as of September 19, 2023. BIRD RIDES, INC. By /s/ Stewart Lyons Name: Stewart Lyons Title: President

[Signature Page to Secured Promissory Note] CAN_DMS: \1001204136 IN WITNESS WHEREOF, Acquiror and the Seller have executed this Note as of September 19, 2023. TIER MOBILITY SE By /s/ Lawrence Leuschner Name: Lawrence Leuschner Title: Chief Executive Officer